As filed with the Securities and Exchange Commission on April 20, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LEVEL ONE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	6022	71-1015624
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

32991 Hamilton Court Farmington Hills, Michigan 48334 (248) 737-0300 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David C. Walker

Executive Vice President and Chief Financial Officer

Level One Bancorp, Inc.

32991 Hamilton Court

Farmington Hills, Michigan  48334

(248) 737-0300

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

John E. Freechack William C. Fay Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Chicago, Illinois 60606 (312) 984-3100	Dave M. Muchnikoff Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N.W. Suite 100 Washington, DC 20007 (202) 295-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-223866

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, no par value per share	230,000	$28.00	$6,440,000	$801.78

(1)          Includes 30,000 shares of common stock that the underwriters have the option to purchase from the registrant to cover overallotments, if any.  The 230,000 shares being registered under this registration statement are in addition to the 1,150,000 shares registered pursuant to the registrant’s Registration Statement on Form S-1 (File No. 333-223866).

(2)          Based on the public offering price.

(3)          The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth above by a wire transfer of such amount to the Securities and Exchange Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of April 20, 2018), (2) it will not revoke such instructions and (3) it has sufficient funds in the relevant account to cover the amount of such filing fee.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by Level One Bancorp, Inc. (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-223866), originally filed with the Commission on March 23, 2018, as amended (together with its exhibits, the “Prior Registration Statement”), which was declared effective by the Commission on April 19, 2018.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by 230,000 shares. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP.
23.1	Consent of Crowe Horwath LLP.
23.2	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page included with the registrant’s Registration Statement on Form S-1 (Registration No. 333-223866)).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on April 20, 2018.

LEVEL ONE BANCORP, INC.

By:	/s/ Patrick J. Fehring
Name:	Patrick J. Fehring
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. Fehring	Director, President and Chief Executive Officer	April 20, 2018
Patrick J. Fehring	(principal executive officer)

/s/ David C. Walker	Executive Vice President and Chief Financial Officer	April 20, 2018
David C. Walker	(principal financial officer)

/s/ Barbara A. Felts	Controller	April 20, 2018
Barbara A. Felts	(principal accounting officer)

*	Director	April 20, 2018
Barbara E. Allushuski

*	Director	April 20, 2018
Victor L. Ansara

*	Director	April 20, 2018
James L. Bellinson

*	Director	April 20, 2018
Michael A. Brillati

*	Director	April 20, 2018
Shukri W. David

*	Director	April 20, 2018
Thomas A. Fabbri

Signature	Title	Date

*	Director	April 20, 2018
Mark J. Herman

*	Director	April 20, 2018
Steven H. Rivera

*	Director	April 20, 2018
Stefan Wanczyk

* By:	/s/ Patrick J. Fehring
Patrick J. Fehring
Attorney-in-fact